FERO INDUSRIES, INC.

17 Reeves Crescent, Red Deer, AB T4P 2Z4 Canada

December 8, 2008

To:

Pyro Pharmaceuticals, Inc.

Attention:

Alan M. Schechter

Chairman and Chief Executive Officer

Dear Sir:

Re: Business Combination of Fero Industries, Inc. ("Fero") and Pyro Pharmaceuticals, Inc. ("Pyro")

This interim agreement confirms that Fero and Pyro wish to enter into a business combination. The purpose of this interim agreement is to set forth basic terms and conditions of such a transaction, not to cover all of the issues related to the transaction. Completion of the business combination is subject to Fero completing due diligence of Pyro to its satisfaction.

1. Representations of Pyro. Pyro represents as follows:

(a)

Pyro is a company incorporated under the laws of the State of Delaware and is in good standing under the laws of its jurisdiction of incorporation;

(b)

Pyro's authorized capital consists of 20,000,000 shares of common stock, with a par value of $0.001, and 5,000,000 shares of preferred stock, with a par value of $0.001, of which 7,500,000 shares of common stock and 5,000,000 shares of preferred stock are issued and outstanding. Pyro has granted options to purchase 1,858,960 shares of its common stock at an exercise price of $0.10 per share. There are no other classes of shares or other securities of Pyro outstanding;

(c)

All shares of Pyro issued and outstanding have been duly and properly issued in compliance with all applicable corporate and securities laws;

(d)

Pyro's financial statement for the year ended December 31, 2007, as set out under Schedule "A", present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Pyro as at the date thereof and there has been no material change in the assets and liabilities since that date;

(e)

Pyro, is engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms (the "Business"); and

(f)

    Pyro has the right to use all of the patents and other intellectual property in relation to the Business,

2. Representations of Fero.  Fero represents as follows:

(a)

Fero is a company incorporated under the laws of Colorado and is good standing under the laws of its jurisdiction of incorporation;

(b)

Fero is a reporting company under the United States Securities Exchange Act of 1934 (the "Act") and is in good standing with respect to its filings under the Act;

(c)

Fero's authorized capital consists of shares 500,000,000 of common stock, with a par value of $0.001, of which 25,500,000 shares of common stock are issued and outstanding. The shares of common stock of Fero are quoted on the FINRA Over-The Counter Bulletin Board; and

(d)

There has been no material change in the affairs of Fero since its most recent filings in Form 10-K and Form 10-Q under the Act except as may be disclosed in any Form 8-K filed under the Act.

3. Business Combination. We have agreed that Fero and Pyro will complete a business combination by way of share exchange under the Colorado Revised Statutes or such other combination as may be advised by our respective legal counsel (the "Business Combination").

4. Consideration. The Business Combination shall be completed in such a manner that Fero shall issue shares of common stock of Fero to the shareholders of Pyro in exchange for all the Pyro Shares issued and outstanding upon the closing of the Business Combination. Upon completion of the Business Combination, the shareholders of Pyro, on closing of the Business Combination, will own approximately 60.0% of the issued and outstanding shares of Fero, and the shareholders of Fero, on closing of the Business Combination, will own approximately 40.0% of the issued and outstanding shares of Fero.

5.

 Conditions. The obligations of the parties to complete the Business Combination shall be subject to customary conditions including:

(a)

All the representatives of the parties shall be true and accurate at closing as if they were made immediately prior to closing;

(c)

Pyro shall have provided to Fero prior to or on closing such financial statements as are required by Article 8.01 of Regulation S-X of the United States Securities and Exchange Commission in order to permit Fero to make the United States Securities and Exchange Commission filings required in respect of the Business Combination;

(d)

Pyro shall have provided to Fero such information as is necessary to satisfy Fero and its counsel that the Business Combination may be completed in reliance of exemptions from applicable federal and state or foreign securities laws.

6.

Closing Date. The parties shall take such steps as may be necessary and use their best efforts to prepare and execute the Definitive Agreement as soon as possible, but in any event not later than January 15, 2009, with closing to occur on or before February 27, 2009.

7.

 During this period, the parties will cooperate with each other and                  provide such documentation or information as may be necessary to permit the parties to complete reasonable due diligence with respect to the proposed Business Combination.

8.

Full Disclosure. Pyro shall disclose to Fero any and all material adverse conditions or potential adverse conditions currently known about that could affect the business in a negative manner.

9.

Exclusivity. In consideration of the undertaking by Fero of the costs and expenses in conducting due diligence and continuing negotiations, Pyro agrees that, during the term of this interim agreement, it will not seek or solicit, or engage anyone to seek or solicit, other suitors for a merger or purchase of Pyro, will not negotiate with other persons for the merger or purchase of Pyro, will not make available to other potential suitors information concerning itself, and will maintain confidentiality about the transaction contemplated by this interim agreement, except to the extent the disclosure is require by applicable law or is made to its advisors on a "need to know" basis.

If the foregoing is in accordance with your understanding of the Business Combination, please sign where indicated below and this will serve as an interim agreement to govern our relationship pending completion of a formal agreement.

Yours truly,

Fero Industries Inc.

Per: /s /Kyle Schlosser

  Kyle Schlosser, President

Agreed and accepted as of the 8th day of December 2008.

/s/ Alan Schechter

Pyro Pharmaceuticals, Inc.

Alan M. Schechter

Chairman and Chief Executive Officer